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                                     COMPUSA INC.
                             COZONE.COM STOCK OPTION PLAN

                                      ARTICLE I
                                     DEFINITIONS

       As used in this Plan, the following terms will have the following meanings:

       1.1.   BOARD means the Company's Board of Directors.

       1.2. BUSINESS shall mean the business involving the sale of computer hardware, software and peripherals as well as certain other consumer electronics and technology products via the Internet, as conducted by Cozone L.L.C. or its successor.

       1.3. CAUSE means an act or acts engaged in by an Optionee involving (i) a felony, (ii) fraud, (iii) embezzlement, (iv) gross or willful neglect of duty or misconduct, or (v) the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company.

       1.4.   CODE means the federal Internal Revenue Code of 1986, as amended.

       1.5.   COMMISSION means the United States Securities and Exchange
Commission.

       1.6. COMMITTEE means a committee comprised of two or more Directors of the Company, appointed by the Board; provided that the full Board may at any time, in its sole discretion, exercise any or all functions and authority of the Committee.

       1.7.   COMPANY means CompUSA Inc., a Delaware corporation.

       1.8.   COZONE INC. means cozone.com inc., a Delaware corporation.

       1.9.   COZONE INC. PLAN means the cozone.com inc. Long-Term Incentive
Plan.

       1.10. COZONE L.L.C. means cozone.com l.l.c., a Delaware limited liability company.

       1.11. DIRECTOR means a member of the Board of Directors of the Company or of a subsidiary thereof.

       1.12. DISABILITY of an Optionee will be deemed to occur whenever an Optionee is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuing period of not less than 12 months. In the case of any dispute as to whether or not an Optionee is disabled within the meaning of this Section, the determination of disability will

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be made by a licensed physician selected by the Board and acceptable to the
Optionee, which physician's decision will be final and binding.

       1.13. EMPLOYEE means any employee of the Company or of any of its subsidiaries, as defined under Section 3401(c) of the Code and the regulations promulgated thereunder.

       1.14. EMPLOYMENT AGREEMENT means an agreement, if any, between the Company or any subsidiary thereof and an Optionee, setting forth the terms and conditions of the Optionee's employment by the Company or such subsidiary.

       1.15. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

       1.16. EXERCISE PRICE means the price to be paid by an Optionee for a share of Stock upon exercise of an Option.

       1.17. NONEMPLOYEE DIRECTOR means a member of the Board who is not an Employee.

       1.18.  OPTION means an option to purchase Stock granted under the Plan.

       1.19. OPTION AGREEMENT means a written agreement between the Company and an Optionee setting forth the terms and conditions of an Option.

       1.20. OPTION VALUE with respect to any date shall be equal to (i) the Stock Value calculated as of such date minus the Exercise Price, multiplied by
(ii) the number of shares of Stock that would be purchasable pursuant to the Option as of such date if it was exercisable in full.

       1.21.  OPTIONEE means a person to whom an Option has been granted.

       1.22. PLAN means this cozone.com Stock Option Plan of the Company, as amended from time to time.

       1.23. PUBLICLY TRADED means either (i) listed on the New York Stock Exchange or (ii) quoted on the National Association of Securities Dealers Automated Quotation National Market System.

       1.24. RETIREMENT means resignation by the Optionee on or after the date on which the Optionee has served the Company or one or more subsidiaries thereof for at least five years in the aggregate.

       1.25.  SECURITIES ACT means the Securities Act of 1933, as amended.


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       1.26.  STOCK means Class A Common Stock, par value $.01 per share, of
Cozone Inc., or, in the event the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different security of Cozone Inc. or some other company, such other security.

       1.27. "STOCK VALUE" with respect to any date shall be equal to the average of the valuations of a share of Stock as of such date determined by two independent, nationally-recognized investment banking firms, which valuations shall equal the fair market value of one share of Stock without taking into account any discount for illiquidity or lack of control.

                                      ARTICLE II
                                       GENERAL

       2.1. PURPOSE. This Plan is intended to encourage ownership of Stock by Optionees and to provide additional incentives for them to promote the success of the Company's business and its investment in Cozone Inc.

       2.2.   TERM OF THE PLAN.  Options may not be granted after November 2,
2009.

       2.3.   STOCK SUBJECT TO THE PLAN.  Subject to the provisions of Section
5.2 and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Stock that may be available from time to time pursuant to the Plan may not exceed 600,000. Shares available pursuant to Options will be shares of Stock held by the Company. If Options expire or terminate for any reason without having been exercised in full, the shares not purchased will again be available for purchase pursuant to the Plan.

       2.4. ELIGIBILITY. Any full-time or part-time Employee, Director, consultant or advisor of one or more of the Company or any subsidiary thereof will be eligible to be an Optionee.

       2.5. ACCELERATION AND TREATMENT OF OPTION IN CERTAIN EVENTS. The Committee may accelerate the exercisability of any Option in whole or in part at any time. In addition, notwithstanding the provisions of any Option Agreement, the following provisions will apply:

       (a) SALE, MERGER OR REORGANIZATION. If before the Stock has become Publicly Traded, the Company enters into an agreement to dispose of all or substantially all the assets of the Company, by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, the Company shall purchase, if Optionee so elects, the entire Option for a price equal to the Option Value (as defined below) calculated as of the date the transaction requiring such determination is consummated, payable in cash as soon as practicable and in any event within 60 days after consummation of the transaction causing such purchase obligation; provided that no purchase obligation shall exist under this Section 2.5(a) on account of any agreement of merger or other reorganization when the stockholders of the Company immediately before consummation of the transaction will own at least 50% of the


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total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after consummation of the transaction.

       (b) COMPANY CHANGE IN CONTROL. If a Company Change In Control (as defined below) occurs before the Stock has become Publicly Traded, the Company shall purchase, if Optionee so elects, the entire Option for a price equal to the Option Value calculated as of the date the transaction requiring such determination is consummated, payable in cash as soon as practicable and in any event within 60 days after the occurrence of the event constituting the Company Change In Control.

       (c) COZONE CHANGE IN CONTROL. If a Cozone Change In Control (as defined below) occurs before the Stock has become Publicly Traded, the Company shall purchase, if Optionee so elects, the entire Option for a price equal to the Option Value calculated as of the date the transaction requiring such determination is consummated. Any payment due pursuant to the preceding sentence shall be made, at the Company's sole option, by tendering such payment in the form of (i) cash, (ii) shares of the common stock of the Company, with each of such shares valued at the closing sale price of a share of Company common stock on the last trading day immediately preceding the date of payment, or (iii) any combination of the foregoing. The resale of any shares of Company common stock tendered to Optionee pursuant to the preceding sentence must at the time of such tender be registered pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

       (d) POST-IPO COZONE CHANGE IN CONTROL. If a Cozone Change In Control occurs after the Stock has become Publicly Traded, the Option will become immediately exercisable in full.

       (e)    Certain defined terms:

              (i) At any time BEFORE the Stock has become Publicly Traded, a "Cozone Change In Control" shall be deemed to have occurred if either (a) the Company and its majority-owned direct or indirect subsidiaries shall at any time cease to be the beneficial owners, collectively, of securities representing at least 15% of the equity interest in Cozone Inc., or (b) any of Cozone Inc. or its stockholders or Cozone L.L.C. or its members enter into an agreement to dispose of all or substantially all the assets of the Business by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company or Cozone L.L.C., as applicable, is not the surviving entity; provided that entering into such an agreement shall not constitute a Company Change In Control if (1) the stockholders of the Company and members of Cozone L.L.C., as applicable, immediately before the consummation of the transaction will collectively own or control, directly or indirectly, at least 15% of the equity interest of the surviving entity or successor in ownership to the Business, as applicable, immediately after the consummation of the transaction, or (2) the surviving entity or successor in ownership to the Business is the Company or an entity controlled directly or indirectly by the Company.


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              At any time AFTER the Stock has become Publicly Traded, a "Cozone
       Change In Control" shall be deemed to have occurred if Cozone Inc. has adopted a stockholder rights plan (the "Cozone Rights Plan") and either
       (a) a Person has met the requirements for becoming an Acquiring Person of Cozone Inc., whether or not a Distribution Date occurs or the Rights are redeemed by Cozone Inc.; provided that a Cozone Change In Control shall not be deemed to have occurred for purposes hereof with respect to any Person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act, or any successor provision (for purposes of this Section 2.5(e)(i), "Person," "Acquiring Person," "Distribution Date" and "Rights" shall have the meanings ascribed to such terms or any analogous terms in the Cozone Rights Plan on the date the Cozone Rights Plan is adopted, whether or not the Cozone Rights Plan is subsequently amended to change the meaning of any such terms or analogous terms), or (b) any of Cozone Inc. or its stockholders or Cozone L.L.C. or its members enter into an agreement to dispose of all or substantially all of the assets of the Business by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which Cozone Inc. or Cozone L.L.C., as applicable, is not the surviving entity; provided that entering into such an agreement shall not constitute a Cozone Change In Control if (1) the stockholders of Cozone Inc. and members of Cozone L.L.C., as applicable, immediately before the consummation of the transaction will collectively own or control, directly or indirectly, at least 15% of the equity interest of the surviving entity or successor in ownership to the Business, as applicable, immediately after the consummation of the transaction, or (2) the surviving entity or successor in ownership to the Business is the Company or an entity controlled directly or indirectly by the Company.

              (ii) A "Company Change In Control" shall be deemed to have occurred when any Person meets the requirements for becoming an Acquiring Person of the Company, whether or not a Distribution Date occurs or the Rights are redeemed by the Company; provided that a Company Change In Control shall not be deemed to have occurred for purposes hereof with respect to any Person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act, or any successor provision. For purposes of this Section 2.5(e)(ii), "Person," "Acquiring Person," "Distribution Date" and "Rights" shall have the meanings ascribed to such terms in the Rights Agreement between the Company and Bank One, Texas, N.A. as Rights Agent (American Stock Transfer & Trust Company became successor Rights Agent as of August 19, 1996), dated as of April 29, 1994. Notwithstanding the foregoing, a Company Change In Control shall not be deemed to have occurred in the event a Cozone Change In Control shall have occurred at any time prior to the occurrence of the event otherwise constituting a Company Change In Control.

       2.6. RESTRICTIONS ON TRANSFER OF SHARES. Notwithstanding any other provision of the Plan, if at any time in the reasonable opinion of the Company the transfer of shares of Stock pursuant to an Option may constitute a violation of law, then the Company may delay such transfer and the delivery of a certificate for such shares of Stock until (i) approval has been obtained from such governmental agencies, other than the Commission, as may be required under any applicable law,


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rule or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Commission, one of the following conditions has been satisfied:

              (a) the transfer of the Stock has been effectively registered under the Securities Act; or

              (b) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the transfer of such shares has been obtained by the Company from the staff of the Commission.

The Company will make all reasonable efforts to bring about the occurrence of such events.

       2.7.   PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION.

              (a) Unless the transfer of the shares of Stock from the Company to an Optionee pursuant to exercise of an Option has been effectively registered under the Securities Act, the Company will be under no obligation to transfer any shares of Stock pursuant to exercise of an Option unless the Optionee gives a written representation to the Company that is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he is acquiring the shares of Stock transferred pursuant to such Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Stock.

              (b) If required in the opinion of counsel, each certificate representing shares of Stock transferred by the Company to an Optionee pursuant to exercise of an Option will bear a reference to the investment representation made in accordance with this Section 2.7 and to the fact that no registration statement has been filed with the Commission in respect of the transfer of such shares of Stock.

       2.8.   WITHHOLDING.

              (a) Whenever shares of Stock are to be transferred pursuant to exercise of an Option, the Company will have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares of Stock.

              (b) When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with exercise of an Option, such payment may be made either in cash or by certified or cashier's check.


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       2.9.   RESERVATION OF STOCK.  The Company must at all times during the term of the Plan reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

       2.10. NO SPECIAL EMPLOYMENT OR OTHER RIGHTS. Nothing contained in the Plan or in any Option will confer upon any Optionee any right with respect to the continuation of his employment or service with the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or bylaws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

                                     ARTICLE III
                                    ADMINISTRATION

       3.1. ADMINISTRATION. Subject to the provisions of the Plan, the Plan will be administered by the Committee. The Committee will have sole discretion and authority to determine from time to time the Optionees to whom Options will be granted and the number of shares of Stock subject to each Option, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine and interpret the terms and provisions of each Option Agreement and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services heretofore rendered by the respective Optionees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion deems relevant. The Committee's determinations on the matters referred to in this Section 3.1 will be conclusive.

                                      ARTICLE IV
                                       OPTIONS

       4.1 GRANT OF OPTIONS. The Committee may, in its sole discretion, grant Options in accordance with the terms and conditions set forth in the Plan. Each Option Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

       4.2. TIME OF GRANTING OPTIONS. The granting of an Option will take place at the time specified in the Option Agreement.

       4.3. EXERCISE PRICE. The Exercise Price under each Option will be as specified in the Option Agreement.


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       4.4.   OPTION PERIOD.  The option period under each Option will be as specified in the Option Agreement. Options may become exercisable in such installments, cumulative or noncumulative, as the Committee may determine.

       4.5.   EXERCISE OF OPTIONS.

              (a) METHOD OF EXERCISE. Each Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a share of Stock.

              (b) PAYMENT OF EXERCISE PRICE. The Exercise Price of any shares of Stock purchased must be paid at the time of exercise of the Option either in cash or by certified or cashier's check.

       4.6.   TERMINATION OF EMPLOYMENT OR ASSOCIATION WITH THE COMPANY.

              (a) TERMINATION OF EMPLOYMENT WITH THE COMPANY. If an Optionee ceases to be employed by the Company or any subsidiary thereof because the Optionee is terminated for Cause, any Options held by that Optionee will automatically expire. If an Optionee's employment is terminated for any reason other than for Cause or due to death, such Optionee's Option will be exercisable (to the extent exercisable on the date of termination of the Optionee's employment or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 30 days after he ceases to be an employee of the Company or any subsidiary thereof (or within (i) three months after termination if on account of Retirement or
       (ii) 12 months after termination if on account of Disability), unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. If an Optionee dies while employed by the Company or any subsidiary thereof, or within three months after ceasing to be an employee of the Company or any subsidiary thereof, such Optionee's Option will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment, provided that it does not exceed the longer of three months or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract. The foregoing is qualified by the following: (i) if any facts that would constitute Cause for termination of employment of an Optionee are brought to the attention of the Committee after the Optionee's employment with the Company or any subsidiary thereof has ended, any Options then held by the Optionee may be immediately terminated by the Committee and (ii) if an Optionee is employed pursuant to a written Employment Agreement, the Optionee's


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       employment with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Optionee's employment is considered under the circumstances to have been terminated for cause for purposes of such agreement.

              (b) TERMINATION OF ASSOCIATION WITH THE COMPANY. If (i) a Nonemployee Director is removed for Cause or (ii) a consultant or advisor or other Optionee who is not an Employee has his relationship with the Company terminated for Cause, any Options held by any such Optionee will automatically expire. In all other cases, any Options held by such a Optionee, to the extent exercisable on the date of termination of the Optionee's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable Option Agreement; provided that (i) if any facts that would constitute cause for removal or termination of a Optionee who is a Nonemployee Director, consultant or advisor or other person who is not an employee of the Company are brought to the attention of the Committee after such Optionee's association with the Company has ended, any Options held by such Optionee may be immediately terminated by the Committee, and (ii) if such Optionee has been retained pursuant to a written agreement, the Optionee's relationship with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Optionee's association with the Company is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

       4.7. TRANSFERABILITY OF OPTIONS. The Committee may, in its sole discretion, provide in any Option Agreement (or in an amendment to any existing Option Agreement) such provisions regarding transferability of the Options as the Committee, in its sole discretion, deems appropriate.

       4.8. LIMITATION OF RIGHTS IN STOCK. An Optionee will not be deemed for any purpose to be a stockholder of Cozone Inc. with respect to any of the shares of Stock covered by an Option, except to the extent the Option has been exercised with respect thereto and, in addition, a certificate has been issued therefor and delivered to the Optionee or his agent. Any Stock acquired pursuant to exercise of the Option will be subject to all restrictions upon the transfer thereof that may be now or hereafter imposed by the Certificate of Incorporation of Cozone Inc. (as amended or restated from time to time), the Bylaws of Cozone Inc. (as amended or restated from time to time) and any applicable Employment Agreement.

                                      ARTICLE V
                        TERMINATION, AMENDMENT AND ADJUSTMENT

       5.1. TERMINATION AND AMENDMENT OF THE PLAN. The Board (or, if the Board has specifically delegated this authority to the Committee, the Committee) may at any time terminate the Plan or make such modifications of the Plan as it deems advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option has theretofore been granted, adversely affect the rights of such Optionee under such Option.


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       5.2.   ADJUSTMENT.  In the event of any stock dividend payable in Stock or any split or contraction of the number of shares of Stock after the date an Option is granted and prior to the exercise in full of an Option, the number of shares subject to such Option and, if applicable, the Exercise Price, will be proportionately adjusted. In the event of any reclassification or change of outstanding shares of Stock or in case of any consolidation or merger of Cozone Inc. with or into another company or in case of any sale or conveyance to another company or entity of the property of Cozone Inc. as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares an Optionee would have received if he had held the full number of shares of Stock subject to the Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance (together with all other shares, stock and securities thereafter issued in respect thereof) will thereupon be subject to the Option. Upon dissolution or liquidation of Cozone Inc., all Options will terminate, but the Optionee will have the right, immediately prior to such dissolution or liquidation, to exercise any Option to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share of Stock will be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option will cause such number to include a fraction of a share, such number of shares will be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 5.2, the number of shares of Stock available for the purpose of the Plan as stated in Section 2.3 will be correspondingly adjusted.

                                      ARTICLE VI
                                    MISCELLANEOUS

       6.1. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted under the Plan will be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Optionee, at his residence address last filed with the Company and (b) if to the Company, at 14951 North Dallas Parkway, Dallas, Texas 75240 Attention: President, or to such other persons or addresses as the Optionee or the Company may specify by a written notice to the other from time to time.

       6.2. PLAN BINDING ON SUCCESSORS. The Plan will be binding upon the successors and assigns of the Company.

       6.3. NUMBER AND GENDER. Whenever used herein, nouns in the singular will include the plural where appropriate, and the masculine pronoun will include the female gender.


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